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EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement of The Dexter Corporation on Form S-8 of our report dated February 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of The Dexter Corporation as of December 31, 1996, 1995, and 1994 and for the years then ended, appearing on page F-2 of The Dexter Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement.



                              COOPERS & LYBRAND L.L.P.

                              /s/ Coopers & Lybrand L.L.P.
                              ----------------------------

Springfield, Massachusetts
December 19, 1997